Exhibit 3.3

Amended and Restated Articles of Incorporation

Of

Automatic Liquid Packaging, Inc.

Article One

The name of the corporation is Automatic Liquid Packaging, Inc. (the “Corporation”). The Corporation was incorporated on May 1, 1968 under the name “Automatic Liquid Packaging, Inc.”

Article Two

The address of the Corporation’s registered office in the State of Illinois is 700 South Second Street, in the city of Springfield, county of Sangamon, Illinois 62704, and the name of its registered agent at said address is Illinois Corporation Service Company.

Article Three

The duration of the Corporation is perpetual.

Article Four

The purpose of the Corporation is to engage in the transaction of any lawful businesses for which corporations may be incorporated under the Business Corporation Act of 1983 of the State of Illinois.

Article Five

The number of shares which the Corporation is authorized to issue is 1,000. The designation of each class, the number of shares of each class, the par value per share of each class, and the amount of paid-in capital are as follows:

Class	Series	Number of Authorized Shares	Number of Issued Shares	Par Value Per Share	Paid-In Capital
Common	None	1,000	100	$0.01	$61,793.40

Except as otherwise provided by law, the Common Shares shall have the exclusive right to vote for the election of directors and for all other purposes. Each Common Share shall have one vote, and the Common Shares shall vote together as a single class.

Form BCA-10.30 (Rev. Jan. 1999)	ARTICLES OF AMENDMENT	File # 48646298

Jesse White

Secretary of State Department of Business Services Springfield, IL 62756

Telephone (217) 782-1832

Remit payment in check or money order, payable to “Secretary of State.” The filing fee for restated articles of amendment - $100.00

http://www.sos.state.il.us

	FILED Dec 03 2002 JESSE WHITE SECRETARY OF STATE	SUBMIT IN DUPLICATE This space for use by Secretary of State Date 12-3-02 Franchise Tax $ Filing Fee* $ 25.00 Penalty $ Approved:

1. CORPORATE NAME: AUTOMATIC LIQUID PACKAGING, INC.

(Note 1)

2. MANNER OF ADOPTION OF AMENDMENT:

The	following amendment of the Articles of Incorporation was adopted on November 15 , 2002 (Month & Day) (Year) in the manner indicated below. (“X” one box only)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

(Note 3)

☒	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

(Note 4 & 5)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 5)

3. TEXT OF AMENDMENT:

a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article	I: The name of the corporation is:

CARDINAL HEALTH 400, INC.
(NEW NAME)

All changes other than name, include on page 2

(over)

Text of Amendment

b.	(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)

no change

5.	(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

no change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)

	Before Amendment		After Amendment
Paid-in Capital	$	no change	$	no change

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	November 25, 2002	CARDINAL HEALTH 400, INC.
	(Month & Day) (Year)	(Exact Name of Corporation at date of execution)

attested by	/s/ Michael P. Kennedy	by	/s/ Anthony J. Rucci
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice-President)

Michael P. Kennedy, Asst. Secretary	Anthony J. Rucci
(Type or Print Name and Title)	(Type or Print Name and Title)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated ______________, ________

(Month & Day)         (Year)

Form BCA 10.30 (rev. Dec. 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State

Department of Business Services

Springfield, IL 62756

217-782-1832

www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

__________________________ File # 48646298 Filing Fee $50 Approved:__________________
_____ Submit in duplicate _____ Type or Print clearly in black in ____ Do not write above this line_______

1.	Corporate Name (See Note 1 on page 4.): CARDINAL HEALTH 400, INC.

2.	Manner of Adoption of Amendment:

The following amendment to the Articles of Incorporation was adopted on	JUNE 19	2007

in the manner indicated below:	Month & Day	Year

Mark	an “X” in one box only.

❑	By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

❑	By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

❑	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

❑	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

❑	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

❑	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4).

3.	Text of Amendment:

a.	When amendment effects a name change, insert the New Corporation Name below. Use page 2 for all other amendments.

Article 1: Name of the Corporation:	CATALENT USA WOODSTOCK, INC.
New Name

(All changes other than name include on page 2.)

Text of Amendment

2.	If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.

For more space, attached additional sheets of this size.

NO CHANGE.

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert “No change”):

NO CHANGE.

5.	a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (If not applicable, insert “No change”): (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

NO CHANGE

b.	The amount of paid-in capital as changed by this amendment is as follows (If not applicable, insert “No change”):

(Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)

Paid-in Capital:	Before Amendment	After Amendment
	$_________	$ NO CHANGE

6.	The undersigned Corporation has caused this statement to be signed by a duty authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated	JUNE 19	07	CARDINAL HEALTH 400, INC.
	Month & Day	Year	Exact Name of Corporation

	/s/ John W. Lowry

	Any Authorized Officer’s Signature

	John W. Lowry, Chief Executive Officer

	Name and Title (type or print)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated ,
Month & Day Year